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Exhibit 10.11

PRODUCER AGREEMENT

BY AND BETWEEN

CONTINENTAL CASUALTY COMPANY

AND

LENDERS PROTECTION, LLC

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SCHEDULE A	Definitions
SCHEDULE B	Profit Share Agreement
SCHEDULE C	SLB Agreement
SCHEDULE D	Claims Administration Services Agreement
SCHEDULE E	Policy Form
SCHEDULE 9.4	Trademark Usage

i

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PRODUCER AGREEMENT

THIS PRODUCER AGREEMENT (this “Agreement”) is dated as of September 29, 2017 to be effective on and as of October 1, 2017 (the “Effective Date”) by and between CONTINENTAL CASUALTY COMPANY, a corporation organized under the laws of the State of Illinois with its principal place of business located at 333 S. Wabash Ave., Chicago IL 60604 (“CNA”), and LENDERS PROTECTION, LLC, a limited liability company organized under the laws of the State of Texas with its principal place of business located at 901 South Mopac Expressway, Building One, Suite 510, Austin, TX 78746 (“Lenders Protection”).

WHEREAS, Lenders Protection has developed a proprietary software platform (the “Software Platform”) to assist financial institutions in determining the risk of default and loss on auto loans, enabling such financial institutions to book loans which would otherwise be denied;

WHEREAS, Lenders Protection has designed the Program;

WHEREAS, CNA agrees to enter into a separate agreement with the Surplus Lines Broker (defined herein) who will offer the Policy (defined herein) to financial institutions in connection with the Program;

WHEREAS, Lenders Protection intends to source and produce business through the Surplus Lines Broker under the Program as a subagent therefor;

WHEREAS, CNA agrees to cause a Policy to be issued to financial institutions that enter into a Program Agreement (defined herein) and otherwise satisfies the requirements of Section 4.1 hereof;

WHEREAS, CNA shall cause each Insurer (as defined herein) to assign to Lenders Protection, or its designee, the right to perform claims administration for Claims subject to Section 4.6 and Lenders Protection, or its designee, will provide such claims administration services;

WHEREAS, Lenders Protection will provide, pursuant to the terms hereof, certain technical and administrative support in connection with the Program along with maintenance of the Software Platform; and

WHEREAS, CNA and Lenders Protection acknowledge that certain benefits under the Program shall be shared on the basis herein provided;

NOW, THEREFORE, in consideration of the above premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency are hereby acknowledged, and intending to be legally bound, CNA and Lenders Protection hereby agree as follows:

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ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. All capitalized terms used, but not defined, herein shall have the respective meanings set forth in Schedule A attached hereto.

Section 1.2    Interpretation. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein,” “hereto,” and “hereunder,” and words of similar import, when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the term “including” is used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included in the prior reference. Any reference in this Agreement to “Section”, “Article”, “Appendix”, “Exhibit” or “Schedule” shall be references to this Agreement unless otherwise stated, and all such Appendices, Exhibits and Schedules shall be incorporated in and attached to this Agreement by reference. Unless otherwise stated, any reference in this Agreement to any entity shall include its permitted successors and assigns, and, in the case of any Governmental Authority, any entity succeeding to its functions and capacities.

Section 1.3    Construction. If a conflict exists between the text of this Agreement and any Schedule, Exhibit or Appendix, the terms of this Agreement shall prevail. Both Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party because one is deemed to be the author thereof.

ARTICLE 2

TERM AND TERMINATION

Section 2.1    Term. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period ending at 11:59 p.m. Central Standard Time (“C.S.T.”) on December 31, 2023 (the “Initial Term”) to the extent not terminated sooner pursuant to the terms hereof. After the Initial Term, this Agreement shall be automatically extended for renewal terms of one (1) year each (each a “Renewal Term”), unless either Party provides the other with written notice of termination at least one hundred and eighty (180) days prior to the expiration of the Initial Term or the applicable Renewal Term. As used herein, “Term” shall mean and refer collectively to the Initial Term and any Renewal Term(s), as applicable.

Section 2.2    Termination. This Agreement may be terminated as follows:

(a)    at any time by mutual written consent of the Parties;

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(b)    immediately upon the delivery of written notice of termination by either Party to the other Party if an Event of Bankruptcy occurs regarding such other Party and such Event of Bankruptcy is continuing at the time of the notice;

(c)    CNA may terminate this Agreement upon written notice to Lenders Protection in the event that the SLB Agreement (as hereinafter defined) is terminated by CNA as a result of the Surplus Lines Broker’s failure to remit payment associated with the Policy as required under the SLB Agreement; provided, however, that prior to such termination, CNA agrees to work in good faith with the Surplus Lines Broker (and to involve Lenders Protection if it so requests to be involved) to (i) secure payment by Surplus Lines Broker for any such unpaid amounts within a timeframe reasonable to CNA and (ii) identify, and implement a reasonable plan, strategy or “work-around” to avoid any future interruptions caused by the Surplus Lines Broker’s failure to remit payment;

(d)    by CNA after thirty (30) days’ written notice of termination to Lenders Protection in the event of a breach by Lenders Protection of any material term of this Agreement; provided, however, Lenders Protection shall have the right to cure such breach within thirty (30) days after CNA’s delivery of such written notice. The Parties agree that if Lenders Protection reasonably cures such breach or default, CNA’s notice of termination shall be deemed withdrawn and be of no further force or effect.

(e)    by Lenders Protection after thirty (30) days’ written notice of termination to CNA in the event of default or breach by CNA of any material term of this Agreement or the Policy; provided, however, CNA shall have the right to cure such breach or default within thirty (30) days after Lenders Protection’s delivery of such written notice. The Parties agree that if CNA reasonably cures such breach or default Lenders Protection’s notice of termination shall be deemed withdrawn and be of no further force or effect;

(f)    immediately upon the delivery by Lenders Protection to CNA of written notice of termination if any Problematic Change of Control of CNA occurs without CNA’s receipt of Lenders Protection’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed;

(g)    by CNA after one hundred eighty (180) days’ written notice of termination to Lenders Protection if any Problematic Change of Control of Lenders Protection occurs;

(h)    immediately by CNA or Lenders Protection with respect to any jurisdiction if a Governmental Authority in such jurisdiction finds the Policies to be unenforceable, in whole or in part or otherwise prohibits either Party from providing any of the material services required under this Agreement, and such default, if curable, is not cured within thirty (30) days following notice of such occurrence. Notwithstanding the foregoing, the Parties shall adhere to any Governmental Authority’s requirements with regard to the offering of such Policies in the affected jurisdictions;

(i)    by Lenders Protection, upon notice, in the event that any carrier or carriers issuing the Policies (as assigned by CNA), shall fail to maintain an “A-” or better A.M. Best rating;

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(j)    by Lenders Protection or CNA, as applicable and upon notice, in accordance with Section 3.1 or Section 5.5;

(k)    by Lenders Protection, upon notice, at any time after CNA has breached CNA’s Non-Competition Commitment;

(l)    Immediately by CNA or Lenders Protection in the event of fraud or willful misconduct on the part of such other party related to obligations arising from this Agreement; and

(m)    by Lenders Protection, upon notice, at any time after CNA tenders notice of its intent to Compete with Lenders Protection.

Section 2.3    Conduct After Termination. Upon any termination or expiration of this Agreement:

(a)    Except as otherwise expressly provided herein, CNA and Lenders Protection shall not be relieved of or released from any obligation created by or under this Agreement before the termination date of this Agreement. The Parties hereto expressly covenant and agree that they shall cooperate, in good faith, with each other in the handling of all Claims until the end of the current term of all Policies and likewise until all scheduled loans for each Policy have expired.

(b)    Upon termination or expiration of this Agreement, Lenders Protection shall not facilitate the placement of new loans to CNA through the Program. Additionally, upon termination or expiration of this Agreement, Lenders Protection shall take all reasonable action to prevent financial institutions from accessing the Software Platform for purposes of submitting new business relating to the issuance of a Policy pursuant to the Program with CNA. For purposes of establishing absolute clarity, Lenders Protection shall, at all times, be permitted to allow financial institutions to access the Software Platform for purposes of submitting new business relating to the issuance of Additional Carrier Policies pursuant to the Program.

(c)    In the event this Agreement is terminated or expired, CNA shall work in good faith following such termination or expiration date (and shall cause all applicable Insurers to work in good faith) with Lenders Protection and third parties identified by Lenders Protection in connection with the maintenance, support and continuation of the Program (the “Post-Termination Support”), including but not limited to promptly delivering any and all Run-Off Data requested by Lenders Protection; provided, however, such Run-Off Data shall only be required to be delivered in such manner and at such times as similar data delivered during the Term hereof. The Parties hereto acknowledge and agree that the purpose and objective of such Post-Termination Support shall be to ensure that the business of Lenders Protection (and the Program offered thereby) continues with the least amount of delay, interference, cost, disruption or other operational inefficiency.

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ARTICLE 3

PROTECTION OF BUSINESS INTERESTS

Section 3.1    Protection of Lenders Protection.

(a)    CNA acknowledges and agrees that its ability to work with Lenders Protection (and its Affiliates) pursuant to the terms of this Agreement is significantly valuable to CNA (and its Affiliates) and, as a result, CNA agrees to make its relationship exclusive with Lenders Protection during the period beginning on the Effective Date and ending at the conclusion of the Additional Protection Period (such period is the “Non-Compete Period”).

(b)    During the Non-Compete Period, CNA agrees (i) not to, directly or indirectly, provide or promote credit default insurance to any Directly Competitive Business of Lenders Protection (or to any Person that services a Directly Competitive Business of Lenders Protection) and (ii) not to, directly or indirectly, otherwise Engage in a Directly Competitive Business of Lenders Protection, without the prior written consent of Lenders Protection (collectively, the conduct set forth in the foregoing clauses (i) and (ii), “Compete with Lenders Protection”). Notwithstanding the foregoing, the Parties agree that nothing contained in this Section 3.1 shall preclude CNA from Acquiring, after the Effective Date hereof, an Indirectly Competitive Business as long as the decision to so Acquire was made in good faith and not for the purpose (sole or partial) of evading the restrictions herein. In the event that CNA intends to acquire an Indirectly Competitive Business pursuant to the foregoing sentence, it shall be required to provide Lenders Protection with not less than [***] advance written notice thereof whereupon Lenders Protection shall have the right, but not the obligation, to terminate this Agreement upon notice to CNA; provided that such notice to terminate is given to CNA by Lenders Protection within said [***] period. CNA represents and warrants that, as of the Effective Date, it does not own, operate or control (nor is it evaluating the ownership, operation or control), either directly or indirectly, of an Indirectly Competitive Business.

(c)    CNA acknowledges and agrees that the restrictions imposed upon it under this Section 3.1 (collectively, “CNA’s Non-Competition Commitment”) are reasonable and properly required for the adequate protection of Lenders Protection and its Affiliates. The Parties hereto agree that in the event any court of competent jurisdiction determines the Non-Compete Period or the specified geographical area of CNA’s Non-Competition Commitment to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against CNA. The Parties intend that CNA’s Non-Competition Commitment is (and shall be construed as) a series of separate covenants, one for each state of the United States and one for each other similar region or territory, outside of the United States but within North America generally. CNA agrees that, in the event of any breach or threatened breach of CNA’s Non-Competition Commitment, Lenders Protection will not have an adequate remedy in monetary damages; therefore CNA agrees that, in such event, Lenders Protection shall be entitled to obtain injunctive relief, without bond, and without the necessity of proof of actual damages, against any such actual or threatened breach in any court of competent jurisdiction. Such right to injunctive relief shall be

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in addition to and shall in no way limit Lenders Protection’s right to obtain other remedies available under applicable law. In the event that CNA directly or indirectly breaches CNA’s Non-Competition Commitment, the Non-Compete Period applicable to CNA shall be extended for an additional amount of time equal to the amount of time when such breach occurred until such breach is remedied (the “Extension Period”); provided, however, in light of other remedies available to Lenders Protection (which are expressly reserved), the Extension Period shall never be longer than [***]. The obligations under and referred to in this Section 3.1 shall survive the expiration or termination of this Agreement.

(d)    For purposes of absolute clarity, the Parties acknowledge and agree that, for purposes of this Agreement, “indirect” actions include, without limitation, facilitating any third party to do or accomplish the referenced act.

(e)    The Parties agree that the terms of Section 3.1 shall not apply if both (i) the Policy does not attach the following number of Insured Loans during each calendar year:

CALENDAR YEAR	INSURED LOANS
[***]	[***]
[***]	[***]
[***]	[***]

For purposes of absolute clarity, the Parties acknowledge and agree that, in the event the Policy does not attach the requisite number of Insured Loans shown in the chart above for any calendar year, Section 3.1 will not apply for the remainder of the Term. CNA will provide [***] notice of its intent to compete prior to actually engaging in activities that Compete with Lenders Protection.

Section 3.2    Rights in Connection with New Products.

(a)    During the Non-Compete Period, Lenders Protection agrees that prior to the time that it begins to commercially offer New Products, it may provide CNA, and may provide Additional Carriers of its selection, with written notice thereof (which such notice shall include generally (i) the description of the New Product, (ii) the market to be served and (iii) the manner in which Lenders Protection is willing to permit CNA and/or the Additional Carriers to participate therein) (which terms and matters related to the New Product shall, except as otherwise provided in Article 10, be deemed to be Confidential Information of Lenders Protection for purposes of this Agreement) whereupon Lenders Protection shall negotiate, in good faith, for a period not to exceed [***], with CNA and the Additional Carriers, if so notified, to determine which of such parties, if any, shall be selected to participate in connection with such New Products and the terms and conditions thereof. If Lenders Protection selects CNA, which such selection is at the sole and absolute discretion of Lenders Protection, then Lenders Protection shall negotiate reasonably and in good faith with CNA (and any other party selected by Lenders Protection) to enter into an agreement reflecting such terms and conditions. For purposes of establishing absolute clarity hereto, CNA acknowledges that, except as provided in this Section 3.2, Lenders Protection has not provided CNA any rights of participation in connection with the commercialization of New Products. Lenders Protection acknowledges that CNA may currently or in the future be developing new product ideas or receiving new product ideas from others, that are similar to a New Product.

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Accordingly, nothing in this Agreement will prohibit CNA from developing or having developed for its products, concepts, systems or technologies that are similar to or compete with New Products provided that CNA does not violate any of its obligations under this Agreement (or any other agreement between the Parties) in connection therewith.

(b)    CNA may, at its option and in its discretion, provide Lenders Protection with written notice in the event CNA desires to begin to commercially offer CNA New Products (which such notice would include generally (i) the description of the CNA New Product, (ii) the market to be served and (iii) the manner in which Lenders Protection could participate therein) (which terms and matters related to the CNA New Product shall, except as otherwise provided in Article 10, be deemed to be Confidential Information of CNA for purposes of this Agreement) whereupon the Parties may negotiate, in good faith, for a period not to exceed [***], to determine whether Lenders Protection desires to participate in connection with such CNA New Products and the terms and conditions thereof. For purposes of establishing absolute clarity hereto, Lenders Protection acknowledges that, except as provided herein, CNA shall be under no obligation to allow Lenders Protection to participate in the commercialization of any CNA New Products. CNA acknowledges that Lenders Protection may currently or in the future be developing new product ideas or receiving new product ideas from others that are similar to a CNA New Product. Accordingly, nothing in this Agreement will prohibit Lenders Protection from developing or having developed for its products, concepts, systems or technologies that are similar to or compete with the CNA New Products provided that Lenders Protection does not violate any of its obligations under this Agreement (or any other agreement between the Parties) in connection therewith.

Section 3.3    Additional Carrier(s).

(a)    Right to Utilize Additional Carrier(s).

(i)    Notwithstanding any provision of this Agreement or in any other agreement between the Parties to the contrary (including Section 3.2 hereof), Lenders Protection shall have the right to utilize one or more Additional Carrier(s) to issue or arrange for Additional Carrier Policies under the Program, in each case, on the terms and subject to the conditions in this Section 3.3.

(ii)    Upon the request (whether verbal, written or electronic) of an Existing CNA Lender to Lenders Protection to be transitioned to the use of one or more Additional Carrier Policies (a copy of which shall be provided to CNA if such request was provided in writing or by email by such Existing CNA Lender) (a “Request to Transition”), Lenders Protection may thereafter cause such Existing CNA Lender (a “Transitioned Lender”) to be issued one or more Additional Carrier Policies (instead of CNA Policies) under the Program. In furtherance of the foregoing, Lenders Protection covenants that, during the Term hereof, it shall not actively solicit, promote, induce or encourage any Existing CNA Lender to request a transition from CNA to an Additional Carrier. In connection with any Transitioned Lender, Lenders Protection shall provide CNA with a written notice (“Transition Notice”) setting forth in reasonable detail the basis of such transition (as then known and understood by Lenders Protection) and the effective date of such

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transition (“Transition Date”). Any such Transitioned Lender shall, following the Transition Date, be classified as an Existing Additional Carrier Lender. Prior to delivering any Transition Notice, Lenders Protection will (i) consult in good faith with CNA and allow CNA an opportunity to prevent or avoid delivery of the applicable Transition Notice through explanation, mitigation or cure of the facts, circumstances or events giving rise thereto, and (ii) use commercially reasonable efforts to facilitate consultation between (x) a senior management member of CNA, (y) a senior manager of the applicable Existing CNA Lender identified by Lenders Protection and (z) a senior manager of Lenders Protection, with the goal of such consultation being to prevent or avoid delivery of the applicable Transition Notice through explanation, mitigation or cure of the facts, circumstances or events giving rise thereto. CNA understands, acknowledges and agrees that the outcome of any such meeting or consultation and the decision to deliver a Transition Notice is to be determined by Lenders Protection in its reasonable business judgment

(b)    Allocation of Insured Loans by New Allocable Lenders.

(i)    CNA acknowledges and agrees that each Additional Carrier may (either prior to the date hereof or thereafter) identify certain New Allocable Lenders interested in and appropriate for participation in the Program and, if (in the good faith and reasonable determination of Lenders Protection) such Additional Carrier is (or was, as the case may be) responsible, in whole or in material part, for such New Allocable Lender’s participation in the Program (any such New Allocable Lender, an “Existing Additional Carrier Lender”), the Insured Loans issued by such Existing Additional Carrier Lender will, first, at the option of the Existing Additional Carrier Lender, be issued an Additional Carrier Policy solely by such Additional Carrier. If CNA identifies any New Allocable Lenders interested in and appropriate for participation in the Program and, if (in the good faith and reasonable determination of Lenders Protection) CNA is responsible, in whole or in material part, for such New Allocable Lender’s participation in the Program, such New Allocable Lender will be deemed an Existing CNA Lender, and the Insured Loans issued by such Existing CNA Lender will, first, at the option of such Existing CNA Lender, be issued a Policy solely by CNA, subject to the exceptions set forth in Section 3.3(a)(ii) hereof. In all determinations by Lenders Protection as to whether a New Allocable Lender should be deemed to be an Existing Additional Carrier Lender or an Existing CNA Lender, Lenders Protection agrees that such determinations will be made in a good faith and in a reasonable manner (following consultation with CNA wherever appropriate) and confirmed by a written notice from Lenders Protection to CNA setting forth in reasonable detail the basis for such determination.

(ii)    Lenders Protection shall attempt, in good faith and by use of commercially reasonable efforts, to (A) allocate, to the extent reasonably practicable, applications for Insured Loans to be issued by each New Allocable Lender (other than any New Allocable Lender that shall be deemed an Existing Additional Carrier Lender or an Existing CNA Lender, as the case may be) to comply with the Target Allocation and (B) maintain, to the extent reasonably practicable, the Target Allocation. In furtherance of the foregoing, Lenders Protection shall allocate applications for Insured Loans issued by each New Allocable Lender (other than any New Allocable Lender that shall be deemed an Existing Additional Carrier Lender or an Existing CNA Lender, as the case may be) on an alternating basis relative to time of application and relative to

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the Target Allocation or in accordance with another methodology determined by Lenders Protection that is reasonably designed to provide for Insured Loans from such New Allocable Lenders that would be covered under a Policy issued by CNA to be substantially similar, in the aggregate, in principal amount and other quantitative and qualitative loan, credit and borrower criteria to Insured Loans from such New Allocable Lenders that would be covered under one or more Additional Carrier Policies issued by Additional Carrier(s), in both cases so as to give effect to the Target Allocation. For purposes of providing absolute clarity hereto, the Parties agree and acknowledge that Lenders Protection shall not have any liability in the event that CNA does not actually receive the Target Allocation of applications for Insured Loans (it being agreed and understood that liability shall only occur if Lenders Protection does not use commercially reasonable efforts to achieve (and maintain), to the extent reasonably practicable, the Target Allocation in accordance with this Section 3.3(b)(ii)).

(iii)    Notwithstanding anything to the contrary in Section 3.3(b)(ii), if CNA fails or refuses to issue Policies, or cancels an existing Policy, to any New Allocable Lender, then Lenders Protection may allocate applications for Insured Loans from the applicable New Allocable Lender to an Additional Carrier. Additionally, in the event an Additional Carrier fails or refuses to issue Policies, or cancels an existing Policy, to any New Allocable Lender, then Lenders Protection may allocate applications for Insured Loans from the applicable New Allocable Lender to CNA.

(c)    Information and Consultation Regarding Allocation of New Allocable Lenders. Within [***] following each Measurement Date, Lenders Protection will provide CNA with a written report (“New Allocable Lender Allocation Report”) setting forth in reasonable detail a summary of the following information for each of the [***] immediately preceding the applicable Measurement Date (“Review Period”): (i) each Existing CNA Lender and the number of applications for Insured Loans allocated to CNA and the number of Insured Loans covered under a Policy issued or arranged by CNA for such Existing CNA Lender during each calendar year during the Review Period; (ii) each Existing Additional Carrier Lender (name and other confidential information redacted) and the number of applications for Insured Loans allocated to such Additional Carrier and the number of Insured Loans covered under an Additional Carrier Policy issued or arranged by an Additional Carrier for such Existing Additional Carrier Lender during each calendar year during the Review Period; (iii) the number of applications for Insured Loans allocated to CNA and the number of Insured Loans covered under a Policy issued or arranged by CNA for New Allocable Lenders during each calendar year during the Review Period; and (iv) the number of applications for Insured Loans allocated to Additional Carriers and the number of Insured Loans covered under an Additional Carrier Policy issued or arranged by an Additional Carrier for New Allocable Lenders during each calendar year during the Review Period (name and other confidential information redacted). In addition and at CNA’s sole cost and expense, Lenders Protection shall from time to time consult in good faith with CNA, make available to CNA (during normal business hours and upon reasonable prior notice) any Program Files, and permit CNA to exercise audit rights in accordance with Section 6.2, in each case, as may be reasonably requested by CNA in connection with CNA’s review of the New Allocable Lender Allocation Report and the performance by Lenders Protection under this Section 3.3; provided, however, Lenders Protection shall not have any obligation to provide CNA with access to any confidential information of any third party or Lenders Protection.

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Section 3.4    No Additional Commitments. CNA acknowledges and agrees that Lenders Protection would not have entered into this Agreement with CNA (nor requested that CNA provide Policies under the Program after the Effective Date) but for CNA’s assurances herein provided. The Parties hereto acknowledge and agree that, except as provided in this Article 3, no other commitments of exclusivity are intended, expressed or implied.

ARTICLE 4

ISSUANCE OF POLICIES; PROFIT SHARE

Section 4.1    Carrier Rating: Issuances of Policies. At all times during the Term hereof, CNA (or a designee) shall, as a material performance obligation hereunder, cause the issuance of Policies, from a carrier with an “A” or better A. M. Best rating, to all financial institutions who have: (a) entered into a Program Agreement, (b) otherwise completed any necessary documentation reasonably required by CNA and (c) have met all CNA Underwriting Guidelines.

Section 4.2    Profit Sharing. The Parties hereby acknowledge the Profit Share Agreement executed contemporaneously herewith, a copy of which is attached as Schedule B hereto.

Section 4.3    No Guarantee of Volume. Each of the Parties hereto acknowledges and agrees that the terms and provisions hereof (including those set forth on Schedule B), have been negotiated at arm’s length and that neither Lenders Protection nor any of its representatives, Affiliates or agents has made any predictions, assurances or guarantees with respect to the number of Policies to be issued under the Program during the Term, if any.

Section 4.4    SLB Agreement. CNA agrees to maintain, during the Term hereof, that separate agreement with the Surplus Lines Broker attached as Schedule C hereto (the “SLB Agreement”) on the terms and conditions therein reflected. Should CNA terminate the SLB Agreement pursuant to the terms thereof it (a) will provide at least [***] written notice to Lenders Protection in the event that the termination is for convenience and (b) may terminate with no notice to Lenders Protection if the basis for such termination is a material breach of the SLB Agreement (provided, however, CNA shall provide reasonable written notice whenever practicable). Notwithstanding the foregoing, CNA shall not, at any time during the Term hereof, amend, modify (by course of conduct or otherwise) or terminate the SLB Agreement or replace the Surplus Lines Broker without, in any such case, the prior written consent of Lenders Protection if, in any such case, the SLB Agreement, as so amended, modified or terminated or the replacement of the Surplus Lines Broker would have, or is reasonably likely to have, a materially negative financial impact on Lenders Protection.

Section 4.5    Maintenance of Governmental Authorizations. CNA and, subject to Section 5.5, Lenders Protection, agree to maintain, at all times during the Term hereof and at all

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times required by Applicable Law, all licenses, authorizations, certificates, permits and other Governmental Authority required to comply with Applicable Law and shall notify the other party immediately in writing to the extent any such licenses, authorization, certificate, permit or other Governmental Authority is suspended, revoked, cancelled, not renewed or otherwise made unavailable.

Section 4.6    Claims Administration. CNA agrees that it will cause Insurer to assign certain obligations to perform claims administration on Claims to Lenders Protection or Insurance Administrative Services, LLC (“IAS”), an Affiliate of Lenders Protection, as designated by Lenders Protection, and Lenders Protection represents and warrants that the appointed party, whether it be Lenders Protection or IAS shall conduct such claims administration in compliance with the terms and conditions of the Claims Administration Services Agreement attached hereto as Schedule D. CNA agrees that, in the event Lenders Protection or IAS (as the case may be) breaches the provisions of said Claims Administration Services Agreement, CNA may pursue any direct, actual, out-of-pocket loss (a “Recoverable Loss”) related to such breach of such Claims Administration Services Agreement, CNA, subject to all other terms and provisions of the Claims Administration Services Agreement and this Agreement; it being understood that in no instance shall CNA be able to obtain any consequential, incidental, special, exemplary, remote or punitive damages or any damages based on diminution in value, lost profits or business interruption.

ARTICLE 5

LENDERS PROTECTION SERVICES

Section 5.1    Administrative Support. Lenders Protection, or another provider on its behalf which CNA has approved in writing, shall provide each holder of a Policy with the administrative support services required to be performed under such Policy in a timely manner and in accordance with (a) all the terms and conditions of such Policy (b) CNA’s reasonable guidelines, rules and regulations as provided to Lenders Protection from time to time for the administration of its Policies and (c) all Applicable Laws. CNA agrees that, in the event Lenders Protection or IAS (as the case may be) breaches the provisions of this Section 5.1, CNA may pursue any Recoverable Loss related to such breach of this Section 5.1, subject to all other terms and provisions of this Agreement; it being understood that in no instance shall CNA be able to obtain any consequential, incidental, special, exemplary, remote or punitive damages or any damages based on diminution in value, lost profits or business interruption.

Section 5.2    Direct Sales; Third Party Sales. Lenders Protection shall have the right (consistent with the terms of Applicable Law) to source and produce business through the Surplus Lines Broker under the Program as a subagent therefor. Lenders Protection may engage third parties to contract with the Surplus Lines Broker for the purpose of selling Policies in accordance with this Agreement; provided, however, that (a) CNA has consented in writing to the use and/or services of such third party, (b) said third party is licensed with Surplus Lines Broker as required by Applicable Law, and (c) CNA in its sole and absolute discretion, may suspend or terminate any such third party upon the occurrence of any of the following: (x) failure to comply with Applicable Law, (y) any material action taken, or order issued, by a Governmental Authority (including censure) that is reasonably likely to have a material negative impact on this Program, or (z) upon the occurrence of an Event of Bankruptcy of such third party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

Section 5.3    Subcontractors. Lenders Protection shall not engage or authorize any subcontractor or other service provider to provide or render any material services required to be performed under a Policy (each, a “Subcontractor”) without Lenders Protection’s receipt of the prior written approval of CNA, except to the extent provided in Section 5.6 below. Lenders Protection shall provide Subcontractors with all of CNA’s guidelines, rules and regulations which have been previously provided to Lenders Protection in writing. Lenders Protection shall also require the Subcontractors to enter into written agreements with Lenders Protection and, if requested by CNA, with CNA in form and substance satisfactory to the Parties in which, among other things, such Subcontractor shall agree to comply with all of CNA’s rules and regulations and Applicable Law. As between CNA and Lenders Protection, CNA shall have no responsibility for any acts or omissions of the Subcontractors and shall have no liability to Lenders Protection or any Subcontractor for any compensation claims by any Subcontractor to be due or owing as a result of its agreements with Lenders Protection.

Section 5.4    No Other Authority. Lenders Protection shall have no authority, nor shall Lenders Protection represent itself as having such authority, to act in any manner regarding the Policies other than as specifically set forth in this Agreement, or as authorized by CNA in writing and in either event in accordance with Applicable Law.

Section 5.5    Underwriting Guidelines. With respect to any Policy, Lenders Protection and CNA shall comply with and be bound by (a) the Underwriting Guidelines as may be amended from time to time, and (b) all Applicable Laws. CNA agrees that it will not request an amendment, modification, change, supplement or alternative interpretation of the Underwriting Guidelines unless there is a bona fide industry or marketplace reason to do so. CNA acknowledges that the commitment made in the foregoing sentence was material to Lenders Protection’s decision to enter into this Agreement and that Lenders Protection would not have entered into this Agreement but for such commitment. CNA agrees to provide Lenders Protection with written notice of any proposed amendment, modification, change, supplement or alternative interpretation of the Underwriting Guidelines (whether material or immaterial) together with advice as to the industry or marketplace reason therefor. If Lenders Protection provides CNA with notice in writing of any reasonable, good faith objection to any proposed amendment, modification, change, supplement or alternative interpretation of the Underwriting Guidelines, CNA shall (a) work in good faith to promptly address any such objections or concerns raised by Lenders Protection for a period of [***] and (b) to the extent legally possible and requested by Lenders Protection, adjust the premiums associated with such Policies prior to the effectiveness of any changes to the Underwriting Guidelines. In the event that CNA proposes any material amendment, modification, change, supplement or interpretation to the Underwriting Guidelines and Lenders Protection continues to object reasonably and in good faith thereto at the conclusion of the [***] cooperation period specified above (the “Change Date”), Lenders Protection shall have the right by written notice to CNA to (a) modify the Target Allocation at the sole and absolute discretion of Lenders Protection (which may change, from time to time) to allow the allocation of any and all applications for Insured Loans following the Change Date without reference to the Target Allocation or the

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commitments of Lenders Protection under Section 3.4(b)(ii) or (b) terminate this Agreement immediately upon notice thereto to CNA. If there are changes in any Applicable Law or if any Governmental Authority issues an opinion that renders the services or certain aspects of the services of Lenders Protection provided hereunder illegal or otherwise prohibited, then Lenders Protection shall use commercially reasonable efforts to promptly develop and propose changes in the services and take other actions reasonably required so that the services continue to satisfy all Applicable Laws. In the event that Lenders Protection, in its sole discretion, determines that such proposed changes in the services are insufficient to comply with Applicable Laws, Lenders Protection shall have the right to either: (a) require CNA to perform such services (or additional services) but only to the extent that such services (or additional services) would not impose a material cost or obligation on CNA as a result thereof, (b) retain the services of another provider to perform such services or (c) terminate the Agreement in accordance with Section 2.2(i).

Section 5.6    Affiliates as Subcontractors. Notwithstanding anything contained herein to the contrary, CNA hereby expressly confirms that Affiliates of Lenders Protection may function as Subcontractors of Lenders Protection hereunder without the prior written consent or acknowledgment of CNA. Lender’s Protection understands and agrees that at all time it shall retain all liability for its obligations that are performed by any Affiliate and Subcontractor.

Section 5.7    Reporting and Payment to CNA. Lenders Protection shall ensure that each loan made through the Software Platform and requested by Lenders Protection to be made part of the Program with CNA is reported to CNA in accordance with the agreement between the Parties and is otherwise scheduled to the appropriate Policy, in accordance with CNA’s requirements and direction. CNA will be paid, when due, all premiums calculated in accordance with the terms of this Agreement in respect of each such loan covered by a Policy, it being understood that the premiums for such Policies are paid by the Surplus Lines Broker and the failure of such Surplus Lines Broker to remit (promptly or otherwise) payment to CNA will not be deemed to be a breach of this Agreement. Notwithstanding the foregoing, Lenders Protection will not actively interfere with timely payments by the Surplus Lines Broker and covenants to provide reasonable assistance to CNA to obtain payment by the Surplus Lines Broker.

Section 5.8    FCRA Compliance. Lenders Protection shall be solely responsible for providing CNA with information on loans that were refused coverage under the Policies due to information in the borrower’s credit file. CNA may designate a vendor, subject to approval by Lenders Protection, which approval shall not be unreasonably withheld (an “Approved Vendor”). The Approved Vendor shall be bound by confidentiality obligations and CNA may deliver such denial information to such Approved Vendor for delivery as required by applicable Law. CNA understands, acknowledges and agrees that CNA will be responsible for any improper use or distribution of such information by the Approved Vendor. Such denial information shall be provided to CNA within at least [***] after such application is declined. This data will include the information requested by CNA in order to comply with the Fair Credit Reporting Act (“FCRA”) regulations concerning adverse action notices and any other information reasonably required by CNA.

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ARTICLE 6

ACCESS TO RECORDS AND AUDITS

Section 6.1    Maintenance of Program Files. The Parties shall keep, and shall require their Affiliates to keep, commercially reasonable accounts, books and records of all business transacted under this Agreement and the Policies, including without limitation, copies of all scheduled loans and all books, records, data, information, accounts, documents or correspondence reasonably related thereto (“Program Files”).

Section 6.2    Inspection and Audit of Program Files. During the Term of this Agreement or for so long as there remains outstanding any risk that may be claimed pursuant to a Policy that was issued prior to the termination of this Agreement, either Party and its authorized representatives, at is sole costs and expense, may inspect and audit any of the Program Files of the other (but, in in no event will Lenders Protection be required to allow CNA to inspect or audit any Program Files related to Additional Carriers or Additional Carrier Policies) either, at the option of the Party being audited (a) during normal business hours at any office of such retaining Party or (b) by having the Program Files copied and delivered to the Party requesting the audit at the cost of the Party being audited. All Program Files shall be maintained separately from the records not constituting Program Files. Program Files shall be maintained by the Parties for a period equal to its document retention program, [***] after the expiration of the Policies and scheduled loans, or until the completion of a financial or market conduct examination of such records by the insurance regulatory authority of the state in which CNA is domiciled, whichever is longer. In no event shall either Party have the right to review, audit or obtain copies of any books, records, data, information, accounts, documents or correspondence not constituting Program Files.

ARTICLE 7

INDEMNIFICATION

Section 7.1    General Indemnity. Each Party will indemnify, defend and hold harmless the other Party and its respective officers, directors, employees, Affiliates and agents (each, an “Indemnified Party,” and collectively, the “Indemnified Parties”) from and against any claim, loss, liability, fine, penalty, cost or expense, including but not limited to reasonable attorneys’ fees and costs, (collectively, an “Indemnification Request”) to the extent such Indemnification Request arises from the negligence, willful misconduct or material breach of this Agreement by the other Party or its subcontractor, or to the extent such Indemnification relates to a breach of a representation, warranty or covenant of a Party specified in Article 9 or 10.

Section 7.2    Indemnification Procedures. If an Indemnified Party has reasonable cause to believe it has grounds for indemnification under this Agreement, it will promptly deliver a notice of its Indemnification Request to the other Party (the “Indemnifying Party”), setting forth with reasonable particularity the grounds for the Indemnification Request. If there is asserted any Indemnification Request by a Person not a party to this Agreement (a “Third Party Indemnification Request”) including, without limitation, a Indemnification Request demanding that the

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Indemnified Party take any action in respect of or relating to the Policies or the Software Platform, the Indemnified Party must notify the Indemnifying Party in writing of the Third Party Indemnification Request as soon as practicable but no later than [***] after receipt by such Indemnified Party of written notice of the Third Party Indemnification Request. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, as soon as practicable after receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Indemnification Request. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party’s failure to give such notice. The Indemnifying Party will be entitled to participate in the defense of a Third Party Indemnification Request made against an Indemnified Party and, if it so chooses, to assume the control of the defense thereof with counsel of its choosing. If the Indemnifying Party elects to assume the control of the defense of a Third Party Indemnification Request, the Indemnified Party will (a) cooperate fully with the Indemnifying Party in connection with such defense, (b) not admit any liability with respect to, or settle, compromise or discharge any Third Party Indemnification Request without the Indemnifying Party’s prior written consent and (c) agree to any settlement, compromise or discharge of a Third Party Indemnification Request which the Indemnifying Party may recommend and which by its terms (i) includes a release of all covered claims in connection with such Third Party Indemnification Request, (ii) contains no admission of liability or wrongdoing on the part of the Indemnified Party, and (iii) imposes no obligation or liability on the Indemnified Party. In the event the Indemnifying Party will assume the control of the defense of any Third Party Indemnification Request as provided above, the Indemnified Party will be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Indemnifying Party does not so assume the control of the defense of any Third Party Indemnification Request, the Indemnifying Party will be entitled to participate in (but not control) the defense of such Third Party Indemnification Request with its own counsel at its own expense.

ARTICLE 8

CUSTOMER DATA

Section 8.1    Limitations on Collection. Except as otherwise expressly agreed to in writing by Lenders Protection and CNA or as otherwise set forth herein, CNA shall not collect any consumer credit card information, social security number, financial account numbers (e.g., debit card number or bank account information), account passwords and pass codes, driver’s license and/or government-issued identification number, mother’s maiden name, or healthcare records in connection with the Policies. Further, Lenders Protection agrees that it shall not send or otherwise make available to CNA any information described in this Section 8.1, unless agreed to in writing by the Parties.

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ARTICLE 9

INTELLECTUAL PROPERTY

Section 9.1    Continuing Ownership. Each Party acknowledges that any Intellectual Property (as defined below) of the other Party is and shall continue to be owned by such other Party subject only to any licenses that may from time-to-time be granted by one (1) Party to another. “Intellectual Property” shall mean (a) inventions (regardless of whether filed as patent applications), patents and patent applications, (b) trademarks, service marks, trade names, trade dress and domain names, together with any goodwill associated exclusively therewith, (c) copyrights, including copyrights in computer software, (d) confidential and proprietary information, including trade secrets and know-how and (e) registrations and applications for registrations of the foregoing. CNA acknowledges and agrees that Lenders Protection’s Intellectual Property expressly includes, without limitation, the Software Platform, Program, the Improvements and all information and data (including Performance Data) involved in or regarding the Software Platform, Program and/or Improvements. Both CNA and Lenders Protection hereby agree that Performance Data is owned by Lenders Protection and that CNA has a limited license to use the Performance Data as provided in Section 9.3.

Section 9.2    Improvements to the Platform. Except for Performance Data (which is governed by Section 9.3), any deliverables (including process flows, scripts and diagrams), developments, inventions, discoveries, improvements, modifications, alterations, derivative works or enhancements relating, directly or indirectly, to the Software Platform or the Program (“Improvements”) that are made, conceived, discovered or reduced to practice by the employees or contractors of CNA, Lenders Protection (either alone or in combination with others) or CNA and Lenders Protection jointly, during and/or in the course of performance of this Agreement, together with all Intellectual Property rights therein, shall be owned exclusively by Lenders Protection and CNA covenants and agrees to execute any documentation necessary to reflect the foregoing and hereby conveys the same to Lenders Protection, CNA covenants that it will not, directly or indirectly, attack or assist another in attacking Lenders Protection’s right, title and ownership of its Intellectual Property, the Software Platform, Program and/or the Improvements. CNA shall notify Lenders Protection of any infringements of its rights in Lenders Protection’s Intellectual Property, the Software Platform, Program and/or Improvements coming to the attention of CNA. To the extent requested by Lenders Protection (at any time following the Effective Date hereof), CNA shall execute (and CNA shall cause all of its current and former employees and independent contractors to execute), without requirement for additional payment or consideration, such documents, agreements, patent applications or other applications for registration of Intellectual Property rights or letters of assignment that Lenders Protection deems reasonably necessary to establish, perfect and/or protect its rights to the Improvements hereunder.

Section 9.3    Performance Data. The Parties agree and acknowledge that the Performance Data generated by this Program related to Policies issued by CNA shall be owned by Lenders Protection and CNA will have a limited license to use the Performance Data hereto such that each Party shall, subject to the following, be permitted to use, license, possess, copy, reproduce, change, modify, adapt, enhance, revise, correct, create derivative works from, distribute

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and otherwise commercially exploit (“Use”) the Performance Data, both before and after the termination or expiration of this Agreement, subject to (a) the other restrictions contained herein (including, by way of example and not limitation, exclusivity and non-competition), (b) CNA’s commitment (which is hereby given) not to license, assign, transfer, distribute or otherwise make the Performance Data available to any third parties (whether before or after the termination or expiration hereof), except to CNA’s Affiliates provided that prior to such assignment, (y) any such CNA Affiliate agrees in writing with Lenders Protection that its obligations with respect to such Performance Data are identical to CNA’s under this this Agreement and (z) CNA agrees in writing with Lenders Protection that it shall be responsible and liable for the acts and/or omissions of its Affiliate on a joint and several basis, and (c) CNA’s acknowledgment and agreement (which is hereby given) that its limited license in the Performance Data hereunder gives it no rights in any Improvements. Notwithstanding the foregoing, in connection with Lenders Protection’s limited license to CNA, the Parties hereto acknowledge and agree (i) CNA’s Use of the Performance Data will solely be in furtherance of CNA’s obligations under this Agreement during the Term and, after the Term, to facilitate the Post-Termination Support and shall not, in any instance, be Used by CNA for Automatic Decisioning, (ii) only Lenders Protection shall be permitted to file and prosecute applications for the registration of and/or to enforce Intellectual Property rights with respect to the Performance Data (provided, however, Lenders Protection agrees that such prosecution and enforcement rights shall in no way mitigate, diminish, lessen or in any way alter the other rights explicitly provided to CNA hereunder) and (iii) no duty exists with respect to the sharing of proceeds derived from the respective exploitation of the Performance Data. Each Party agrees to provide the other, in any manner or media reasonably requested, both during the Term hereof and afterwards, a copy of the Performance Data then in the possession of such Party (provided, however, the reasonable costs and expenses incurred to make such copy shall be reimbursed by the requesting Party). Lenders Protection reserves all rights not expressly granted herein.

Section 9.4    Notice and Approval of Use of Trademarks. With the express exception of each Party’s use of the other’s name and/or trademark’s in the matters set forth on Schedule 9.4, to which each Party hereby consents, neither Party shall be permitted to use at any time nor in any manner the other Party’s trademarks, service marks, or trade names (collectively “trademarks”) without having first received the prior approval of the other Party of such proposed use, such approval not to be unreasonably withheld, conditioned or delayed. Any request for approval by a Party shall be submitted to the other Party by a written notice specifying: (a) the subject trademarks, and (b) the proposed use of such trademarks, together with samples of the proposed marketing materials and media (e.g., specific marketing piece or web page display) showing the appearance and placement of the trademarks. The other Party shall promptly provide written response, approving or disapproving, the use of its trademarks. Neither Party shall unreasonably withhold or delay its approval of the use of its trademarks.

Section 9.5    Protection of Trademarks. Nothing in this Agreement shall be construed to bar CNA or Lenders Protection, prior to or after the expiration or termination of this Agreement, from protecting their respective rights to the exclusive use of their respective trademarks against infringement by any Party or Parties, including the other Party.

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Section 9.6    Injunctive Relief. CNA and Lenders Protection recognize that each of their respective trademarks possess a special, unique and extraordinary character which makes it difficult to assess the monetary damages a Party would sustain in the event of unauthorized use. Each Party expressly recognizes and agrees that irreparable injury would be caused to the other Party by such unauthorized use, and that preliminary or permanent injunctive relief would be appropriate in the event of breach of this Section 9.6 by the other, Party, provided that such remedy would not exclude other remedies otherwise available to CNA or Lenders Protection. The obligations under this Article 9 shall survive the expiration or termination of this Agreement.

ARTICLE 10

CONFIDENTIALITY

Section 10.1    By virtue of the relationship between the Parties, each Party may have access to trade secrets and information that is confidential and/or proprietary to the other Party (collectively “Confidential Information”). The Party which discloses to the other Party Confidential Information shall be referred to herein as the “Disclosing Party” and the Party to which the Disclosing Party discloses Confidential Information shall be referred to herein as the “Receiving Party.” Confidential Information shall include but is not limited to information regarding each other’s operations, data processing and procedures, billing and collection procedures, Policy holder information, formulas, methods, know-how, processes, data, designs, new products, developmental work, marketing requirements, marketing plans, the terms and pricing under this Agreement, and all information identified by the Disclosing Party at the time of disclosure as confidential or proprietary or which the Receiving Party knows, or should know given the circumstances of the disclosure or the nature of the information disclosed is treated as confidential by the Disclosing Party. Confidential Information shall not include information that (a) is or becomes a part of the public domain through no act or omission of the Receiving Party; (b) was in the Receiving Party’s lawful possession prior to the disclosure and had not been obtained by the Receiving Party either directly or indirectly from the Disclosing Party; (c) is lawfully disclosed to the Receiving Party by a third party without restriction on disclosure; or (d) is independently developed by the Receiving Party. The Receiving Party agrees to hold (and agrees to cause the agents and employees of the Receiving Party to hold) the Disclosing Party’s Confidential Information in strict confidence at all times during and after the Term hereof and, with respect to Confidential Information that constitutes “trade secrets” under Applicable Law, until such information ceases to be a trade secret under Applicable Law. The Receiving Party agrees, unless required by law, not to make the Disclosing Party’s Confidential Information available in any form to any third party or to use the Disclosing Party’s Confidential Information for any purpose other than the implementation of this Agreement. Confidential Information may be shared with the Receiving Party’s employees or agents on a need to know basis only. The Receiving Party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. To the extent requested in writing by the Disclosing Party, the Receiving Party shall return or destroy (as directed by the Receiving Party) all Confidential Information received from the Disclosing Party hereunder and shall, if requested, certify to such return or destruction upon request.

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Section 10.2    If disclosure of any Confidential Information is compelled by court order, subpoena or other legal process, the Receiving Party shall, to the extent reasonably possible, give the Disclosing Party reasonable prior notice to enable the Disclosing Party to consent to such order or seek a protective order or other appropriate remedy. The Parties agree that any breach of obligations under this Section 10 will be a material breach of this Agreement and result in irreparable harm to the Disclosing Party, for which damages would be an inadequate remedy. In addition to the rights and remedies otherwise available at law, the Disclosing Party will be entitled to seek equitable relief; including injunction without the necessity of posting a bond, in the event of such breach and to recover its reasonable attorneys’ fees. The Receiving Party agrees to be responsible for any breach of this Section 10 by any employee or agent acting within its reasonable control, including the payment of court costs and legal fees. The obligations under this Article 10 shall survive the expiration or termination of this Agreement.

ARTICLE 11

INSURANCE

Section 11.1    During the Term, each of the Parties hereto shall secure and maintain, at its own expense, and shall require all Subcontractors to secure and maintain, at such Subcontractor’s own expense, the following insurance with insurance companies qualified to do business in the jurisdiction in which the services will be performed and rating A-VII or better in the current Best’s Insurance Reports published by A.M. Best Company. Said policy or policies shall not be canceled or altered without at least [***] prior written notice to the other Party. The insurance coverages and limits required to be maintained by the Parties and their respective Subcontractors shall be primary to insurance coverage, if any, maintained by the other. Each Party and its Subcontractors and their underwriters shall waive all right so subrogation against the other.

(a)    Worker’s Compensation Insurance which shall fully comply with the statutory requirements of all applicable state and federal laws and Employers’ Liability Insurance which limit shall be [***].

(b)    Commercial General Liability Insurance with a minimum combined single limit of liability of [***]. This policy shall include [***] coverage and [***] coverage.

(c)    Excess coverage with respect to Sections 11.1(a) and 11.1(b) above with a minimum combined single limit of [***].

(d)    Errors and Omissions coverage with a minimum limit of [***].

(e)    Each Party shall be responsible for loss of the others property and customer property, directly or indirectly, and shall maintain fidelity bond or crime coverage for the dishonest acts of its employees in a minimum amount of [***].

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ARTICLE 12

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 12.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party the following:

(a)    such Party’s execution, delivery and performance of this Agreement; (i) has been authorized by all necessary corporate action, (ii) does not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any agreement to which such Party or any of its assets may be subject and (iii) is not subject to the consent or approval of any third party;

(b)    this Agreement is the valid and binding obligation of such Party, enforceable by the other Party against such Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity;

(c)    such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations hereunder,

(d)    such Party is in good standing in the state of its organization and is qualified to do business as a foreign corporation in each of the other states in which the nature of its business or assets requires such Party to be so qualified;

(e)    such Party shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its covenants, duties and obligations contemplated herein, including without limitation, registration with the appropriate taxing authorities for remittance of taxes;

(f)    such Party shall use all reasonable care in handling the other Party’s data that is in such Party’s possession. Without limitation of the foregoing, such Party shall maintain, in accordance with prudent standards of insurance record-keeping and in a format readable by the other Party, weekly and monthly off-site backup copies of the other Party’s computer data that is in such Party’s possession;

(g)    except as otherwise specifically provided in this Agreement, such Party shall be solely responsible, without any right of reimbursement from the other Party, for any and all expenses that it incurs including but not limited to rentals, transportation facilities, remuneration of clerks or other employees, commissions to dealers, postage, administration fees, state or local license and appointment fees, and all other expenses of whatever nature. The conduct by such Party of its business shall be at its own sole cost, credit, risk, and expense.

(h)    There is no action, claim, suit or proceeding pending or, to the knowledge of the Parties, threatened, against such party or any of its Affiliates that could adversely affect (i) such party’s ability to perform its covenants, duties or obligations under this Agreement or (ii) its duties and obligations under any Policy; and

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(i)    The Parties have, to the best of such Party’s knowledge, the capability and the capacity to perform the services under this Agreement and each Policy. Each of the Parties shall use best efforts to perform such services in accordance with this Agreement and each Policy, and in compliance with all Applicable Laws. Each of the Parties shall secure and maintain, for the duration of this Agreement, all licenses required to be maintained by it under all Applicable Laws.

Section 12.2    Representation and Warranty Regarding the Software Platform. Lenders Protection represents and warrants to CNA that, as of the date hereof, to the actual knowledge of Lenders Protection (without conducting further inquiry or due diligence), the Software Platform does not infringe upon or violate any intellectual property right of a third party.

Section 12.3    Covenant of the Parties. The Parties shall deliver as soon as reasonably practicable written notice to the other Party upon the occurrence of any action, claim, suit or proceeding threatened against such Party or its Affiliates or Subcontractors that could adversely affect such Party’s ability to perform its covenants, duties or obligations under this Agreement or any Policy.

ARTICLE 13

DISPUTE RESOLUTION

Section 13.1    The Parties agree to attempt to settle any dispute arising out of this Agreement through consultation and negotiation, in good faith and in the spirit of mutual cooperation. In the event of a dispute, the Parties agree to meet to try to resolve the dispute within [***] of one Party delivering written notice to the other Party containing a request for a meeting. If, within a reasonable time after such meeting (not to exceed [***]), the Parties have not succeeded in negotiating a resolution of the dispute, then either Party may commence mediation as provided herein by delivering a written demand for mediation to the other Party.

Section 13.2    Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to JAMS, or its successor, for mediation in New York, New York. Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the

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mediation. Either Party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither Party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the Parties so desire. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney’s fees, to be paid by the Party against whom enforcement is ordered.

ARTICLE 14

GOVERNING LAW AND JURISDICTION

Section 14.1    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (without regard to its conflicts or choice of laws principles that could or would cause the application of any other laws).

Section 14.2    Consent to Jurisdiction and Venue.

(a)    Each of the Parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, which the Parties hereto agree shall be the court of adjudication in connection with any suit, action or other proceeding arising out of the terms of this Agreement, and, if such dispute cannot be adjudicated in such court for any reason, including without limitation, a lack of subject matter jurisdiction, then such dispute shall be heard in the any court of appropriate jurisdiction residing in Dallas, Texas (collectively with the United States District Court for the Northern District of Texas, the “Agreed Courts”), to which the Parties hereto hereby irrevocably consent and submit to the jurisdiction thereof and venue therein. Each of the Parties hereby unconditionally and irrevocably waives any objection to venue in the Agreed Courts.

(b)    Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby or thereby. The waiver in this Section 14.2 has been made with the advice of counsel and with a full understanding of the legal consequences thereof and shall survive the termination of this Agreement.

ARTICLE 15

MISCELLANEOUS

Section 15.1    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to subject matter herein and no arrangements, agreements or understandings exist between the Parties regarding the subject matter of this Agreement other than as expressed herein.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

Section 15.2    Notices. Any and all notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) received by the receiving Party if mailed via United States registered or certified mail, return receipt requested, (b) received by the receiving Party if mailed by United States overnight express mail, (c) sent by facsimile or telecopy machine, followed by confirmation mailed by United States first-class mail or overnight express mail, or (d) delivered in person or by commercial courier to the Parties at the following addresses:

If to CNA:	[***]

With copy to:	[***]

If to Lenders Protection:	[***]

With mandatory copy to:	[***]

Either Party may change the names or addresses where notice is to be given by providing notice to the other Party of such change in accordance with this Section 15.2.

Section 15.3    Severability; Remedies. If any provision of this Agreement shall be rendered illegal or unenforceable by Applicable Laws of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction. Except to the extent expressly required otherwise, the remedies provided herein shall not be exclusive of any other rights or remedies available by one Party against the other, either at law or in equity. For purposes of establishing absolute clarity, CNA hereby agrees and acknowledges that its agreement to permit an Extension Period to the Non-Compete Period (as contemplated by Section 3.1(c)) shall be deemed an additional remedy and shall not preclude Lenders Protection from seeking any other rights or remedies available at law or in equity.

Section 15.4    Amendments. No amendment, change or modification of this Agreement shall be valid or binding unless set forth in writing duly executed by both Parties.

Section 15.5    Survival. It is expressly agreed by the Parties that the terms, conditions and obligations contained in Articles 1, 5-15 and Sections 2,3, 3.1, 4.2 and 4.3 herein shall survive any termination of this Agreement.

Section 15.6    Assignment. Subject to the provisions of Section 2.2(f) above, either Party to this Agreement may assign this Agreement or any of its rights or delegate any of its duties or obligations under this Agreement, without the prior written approval of the other Party, in connection with a Change of Control transaction. Neither Party to this Agreement may assign this Agreement or any of its rights or delegate any of its duties or obligations under this Agreement in any transaction not constituting a Change of Control, without the prior written consent of the other Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

Section 15.7    No Partnership. The Parties hereto do not intend to create a relationship of principal and agent, nor do they intend to create a joint venture or partnership. No Party hereto shall be liable for or bound by any representation, act or omission whatsoever of the other Party.

Section 15.8    Third Party Beneficiaries. Except as otherwise expressly provided herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, and their permitted successors and assigns, and nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 15.9    Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.10    Business Continuity. Each of the Parties shall establish and maintain commercially reasonable contingency plans, recovery plans and risk controls to plan for its continued performance under this Agreement. The plans must be in place and delivered to the other Party [***] after the Effective Date and on each anniversary date of such Effective Date thereafter. If either Party objects in writing to any provision of such plans and controls, the non-objecting Party shall respond to the objecting Party in writing within [***] after such objection, explaining, among other matters, the matters the non-objecting Party wishes to include in its response and the actions it intends to take, if any, to attempt to appease the objecting Party’s objection(s). Each Party agrees to provide the other, not less than [***] prior to the consummation thereof, notice of any Change of Control.

(Signatures on next page)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the date first above written.

CNA:

Continental Casualty Company

By:	/s/ Brian J. Loebach

Name:	Brian J. Loebach
Title:	Senior Vice President
Date:	September 29, 2017

Lenders Protection:

Lenders Protection, LLC

By:	/s/ John Flynn

Name:	John J. Flynn
Title:	President / CEO
Date:	September 29, 2017

Signature Page

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE A

DEFINITIONS

“Acquire” or “Acquiring” means to buy, merge with or otherwise acquire, in one transaction or a series of related transactions, a controlling interest in.

“Acquiring Person” refers to the Person that is Acquiring the business operations of CNA or Lenders Protection, as the case may be, in a Change of Control, including (a) that Person that is acquiring all or substantially all of the assets, (b) that Person that is acquiring a majority of the equity interests and (c) to the extent applicable, that Person becoming the successor in interest to the business of CNA or Lenders Protection in connection with any dissolution, winding up, cessation of business or liquidation, other than in connection with an Event of Bankruptcy.

“Additional Carrier” means an insurance company selected by Lenders Protection at its absolute discretion that is not an Affiliate of CNA and that agrees to issue or arrange Additional Carrier Policies in accordance with a Producer Agreement (however titled) between such Additional Carrier and Lenders Protection provided, that such insurance company shall maintain an “A-” or better A.M. Best rating.

“Additional Carrier Policy” means the credit default insurance policies issued or arranged by an Additional Carrier in accordance with an agreement between such Additional Carrier and Lenders Protection.

“Additional Protection Period” shall mean (a) if a written notice of termination at least [***] prior to the expiration of the Initial Term or the applicable Renewal Term has been delivered hereunder, the expiration of the then-current Term, or (b) [***] following any other termination or expiration of this Agreement.

“Affiliate” means, with respect to a Party, any other Person (other than a natural person or a Governmental Authority) now or hereafter controlled by, controlling or under common control with such Party; control shall be deemed to exist when a Person (other than a natural person or a Governmental Authority) owns or controls, directly or indirectly, fifty percent (50%) or more of the total outstanding equity interests representing the right to vote for the election of directors or other managing authority of another Person (other than a natural person or a Governmental Authority) or has the power to direct the management or policies of such Person (other than a natural person or a Governmental Authority).

“Agreed Courts” shall have the meaning set forth in Section 14.2(a).

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Law” means any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty

A-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to the Parties hereto, any of their respective businesses, properties or assets or the Policies.

“Approved Vendor” shall have the meaning set forth in Section 5.8.

“Automatic Decisioning” refers to the ability of the software platform or other solution to (a) determine whether applications meet default credit insurance eligibility criteria; (b) calculate applicable default insurance premiums for eligible applications; (c) calculate applicable interest rates with respect to applications covered by default insurance in accordance with established criteria; (d) perform default credit insurance and default credit insurance-related vehicle loan originations; or (e) perform default credit insurance-related decisioning or pricing functions.

“Business Day” means any day other than a Saturday, Sunday and any day on which commercial banks doing business in New York are required or permitted by law to be closed.

“C.S.T.” shall have the meaning set forth in Section 2.1.

“Change Date” shall have the meaning set forth in Section 5.5.

“Change of Control” means any of (a) the sale, in a single transaction or series of related transactions, of all or substantially all of the assets of Lenders Protection or CNA, as the case may be (or of any Affiliate of Lenders Protection or CNA that owns and controls such entity, as the case may be); (b) the issuance, sale or transfer (including, without limitation, in connection with any business combination, merger, reorganization, stock sale, stock issuance or other transaction), in a single transaction or series of related transactions, of equity interests of Lenders Protection or CNA, as the case may be (or any Affiliate of Lenders Protection or CNA that owns and controls such entity, as the case may be) following which the equityholders that hold a majority of the economic and voting interests of Lenders Protection or CNA, as the case may be (or any Affiliate of Lenders Protection or CNA that owns and controls such entity, as the case may be) on the Effective Date hereof ceases to own a majority of the equity interests of such entity following such transaction or (c) any dissolution, winding up, cessation of business or liquidation of Lenders Protection or CNA, as the case may be (or any Affiliate of Lenders Protection or CNA that owns and controls such entity, as the case may be), other than in connection with an Event of Bankruptcy.

“Claim” has the meaning set forth in the applicable Policy; provided, however, that solely for purposes of this definition, no Modified Policy shall be deemed to be a Policy such that no claim in respect of a Modified Policy shall be deemed to be a Claim.

“CNA” shall have the meaning set forth in the preamble.

“CNA’s Non-Competition Commitment” shall have the meaning set forth in Section 3.1(c).

“CNA New Product” shall mean any novel, material or significant proposed product offering that (a) was first conceived entirely (and exclusively) by CNA, (b) will be launched, for the first time, after the Effective Date and (c) requires a policy of insurance similar to the Policies.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

Under no circumstances shall the term “CNA New Products” refer to (x) Policies to be issued under this Program, (y) policies to be issued in connection with the Software Platform, but under other programs with other insurance companies or (z) products or services to be marketed and sold generally outside of North America.

“Compete with Lenders Protection” shall have the meaning set forth in Section 3.1(b).

“Confidential Information” shall have the meaning set forth in Section 10.1.

“Directly Competitive Business of Lenders Protection” shall mean any business operating anywhere in North America that uses or depends upon any software platform or other solution to perform Automatic Decisioning for non-prime or “near prime” automobile loans; provided, however, that for the avoidance of doubt, the term “Directly Competitive Business of Lenders Protection” shall not include any Indirectly Competitive Business. The Parties also agree and confirm that the provision of Lenders Single Interest (“LSI”), Vendor Single Interest (“VSI”) or Collateral Protection Insurance (“CPI”), as such products are understood in the industry on the Effective Date and as such products are modified, enhanced or otherwise understood during the Term hereof, shall not be regarded as a Directly Competitive Business of Lenders Protection.

“Directly Competitive Business of CNA” shall mean any business operating anywhere in North America that promotes or provides a broad spectrum of business insurance products (including workers compensation, commercial package, general liability, property, inland marine, employment liability, commercial agriculture, lumber specialty and fine dining).

“Disclosing Party” shall have the meaning set forth in Section 10.1.

“Effective Date” shall have the meaning set forth in the preamble.

“Engage” means to be or become, directly or indirectly, either by providing financial assistance or otherwise, engaged in, financially or commercially motivated by or interested or involved in a way (including by means of acting as an underwriter, insurer or reinsurer), or to otherwise participate in connection with (including through distribution) promote or advise.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of [***]; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

(b)    such Person shall commence a voluntary case or other proceeding under any Applicable Law relating to bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Existing Additional Carrier Lender” shall have the meaning set forth in Section 3.4(b)(i).

“Existing CNA Lender” means a financial institution that is deemed to be an Existing CNA Lender pursuant to Section 3.4(b)(i).

“Extension Period” shall have the meaning set forth in Section 3.1(c).

“FCRA” shall have the meaning set forth in Section 5.8.

“Governmental Authority” means the United States of America, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

“IAS” shall have the meaning set forth in Section 4.6.

“Improvements” shall have the meaning set forth in Section 9.2.

“Indemnification Request” shall have the meaning set forth in Section 7.1.

“Indemnified Party” and “Indemnified Parties” shall have the meaning set forth in Section 7.1.

“Indemnifying Party” shall have the meaning set forth in Section 7.2.

“Indirectly Competitive Business” means any business, consortium or group that owns, operates or controls, either directly or indirectly, a Directly Competitive Business as one or more of its subsidiaries, divisions or business units but such Directly Competitive Business did not generate more than [***] of the consolidated gross revenues of the business, consortium or group, when viewed in the aggregate on the last day of the fiscal year of the business, consortium or group immediately preceding the date of Acquisition (as stated in such business consortium or group’s last financial statements prior to the execution of the relevant purchase agreement for such Acquisition).

“Initial Term” shall have the meaning set forth in Section 2.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

“Insured Loan” means any loan issued under the Program which has been insured under a Policy or an Additional Carrier Policy.

“Insurer” means CNA or one or more of its Affiliates who issue Policies.

“Intellectual Property” shall have the meaning set forth in Section 9.1.

“Lenders Protection” shall have the meaning set forth in the preamble.

“Measurement Date” means [***].

“Modified Policy” means any Policy that includes Physical Damage Coverage, Title Coverage or Skip Coverage.

“New Allocable Lender” means a financial institution that has executed a Program Agreement which has, or will have, its Insured Loans insured by a Policy or Additional Carrier Policy.

“New Allocable Lender Allocation Report” shall have the meaning set forth in Section 3.4(c).

“New Products” shall mean any material or significant proposed product offering of Lenders Protection that (a) will be launched, for the first time, after the Effective Date, (b) requires a policy of insurance similar to the Policies and (c) is appropriate for the participation of CNA given the then existing competitive, financial, operational and other goals and objectives of CNA and Lenders Protection (as determined by Lenders Protection in its reasonable discretion). Under no circumstances shall the term “New Products” refer to (x) Policies to be issued under this Program, (y) policies to be issued in connection with the Software Platform, but under other programs with other insurance companies or (z) products or services to be marketed and sold generally outside of North America.

“Non-Compete Period” shall have the meaning set forth in Section 3.1(a).

“Party” or “Parties” means CNA or Lenders Protection, as applicable and as the context requires.

“Performance Data” means the information, data and data elements generated at any time (either during or following the Term hereof) pertaining to the Policies issued by CNA under the Program including, without limitation, all information, data (including actuarial data) and data elements relating, directly or indirectly, to the performance, pricing or experience of the loans issued under the Policies issued by CNA or the Policies issued by CNA themselves, and, subject to the foregoing, any Intellectual Property expressly and solely found in such information, data and data elements. The Parties agree that, under no circumstances shall Performance Data include either (a) the Software Platform, Program or the Improvements or (b) any information, data and data elements generated at any time (either during or following the Term hereof) pertaining to any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

Additional Carrier Policy issued by an Additional Carrier under the Program including, without limitation, all information, data (including actuarial data) and data elements relating, directly or indirectly, to the performance, pricing or experience of the loans issued under any Additional Carrier Policy issued by an Additional Carrier or any Additional Carrier Policy issued by an Additional Carrier themselves.

“Person” means any individual, partnership, firm, trust, association, limited liability company, corporation, joint venture, unincorporated organization, other business entity or Governmental Authority.

“Physical Damage Coverage” means an endorsement to a Policy that provides the insured coverage against certain losses with respect to and arising from collateral for which the insured has contingent contractual rights, but where such collateral has physical damage.

“Policy” means automobile credit default insurance policies issued by CNA to financial institutions pursuant to this Agreement, the form of which is attached hereto as Schedule E.

“Post Termination Support” shall have the meaning set forth in Section 2.3(c).

“Prepare to Compete with Lenders Protection” means any material, affirmative action or undertaking, or series of such actions or undertakings, that would be reasonably construed to have as its or their predominate intent, purpose or effect the material advancement or achievement of any effort to Compete with Lenders Protection.

“Problematic Change of Control of CNA” shall mean any Change of Control of CNA wherein the Acquiring Person (a) is Engaged in a Directly Competitive Business with Lenders Protection or (b) maintains or is generally regarded as maintaining (on the date that CNA enters into a written agreement to effect a Change of Control) creditworthiness less than that maintained by CNA on the Effective Date hereof.

“Problematic Change of Control of Lenders Protection” shall mean any Change of Control of Lenders Protection wherein the Acquiring Person is an insurance company Engaged in a Directly Competitive Business of CNA.

“Program” means the program designed by Lenders Protection to commercialize the Software Platform which facilitates the issuance of credit default insurance in connection with certain risks associated with non-prime or “near prime” loans (regardless of the insurance carrier providing insurance in connection therewith).

“Program Agreement” means the agreement between Lenders Protection and financial institutions which sets forth, at the date of execution thereof, the terms of usage in connection with the Software Platform and other relevant matters.

“Program Files” shall have the meaning set forth in Section 6.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

“Receiving Party” shall have the meaning set forth in Section 3.1(c).

“Renewal Term” shall have the meaning set forth in Section 2.1.

“Request to Transition” shall have the meaning set forth in Section 3.3(a)(ii).

“Review Period” shall have the meaning set forth in Section 3.4(c).

“Run-Off Data” refers to such documentation, data, information and reports as Lenders Protection deems reasonably necessary to operate its business following the termination or expiration hereof, including such financial data, information and reports as provided by CNA during the Term.

“Skip Coverage” means an endorsement to a Policy that provides the insured coverage against certain losses with respect to and arising from collateral for which the insured has contingent contractual rights, but where such collateral cannot be located.

“SLB Agreement” shall have the meaning set forth in Section 4.4.

“Software Platform” shall have the meaning set forth in the recitals.

“Subcontractor” shall have the meaning set forth in Section 5.3.

“Surplus Lines Broker” shall mean Dallas series of Lockton Companies or such other surplus lines broker, approved by Lenders Protection and CNA, that shall enter into an acceptable agreement with CNA.

“Target Allocation” means, subject to the other provisions hereof, an allocation of applications for Insured Loans from New Allocable Lenders (other than any New Allocable Lender that shall be deemed an Existing Additional Carrier Lender or an Existing CNA Lender, as the case may be) that would cause the total number of loan applications from New Allocable Lenders to CNA to equals the total number of loan applications from New Allocable Lenders to any Additional Carriers. Notwithstanding the foregoing, Lenders Protection reserves the right to equitably adjust the Target Allocation upon the admittance of Additional Carriers into the Program or if, in the sole determination of Lenders Protection, other business needs require an adjustment thereto and upon the occurrence of a Problematic Change of Control of Lenders Protection, Lenders Protection may effectively, and immediately, adjust the Target Allocation as it may decide in its sole and absolute discretion which may result in not providing CNA any further loan applications from New Allocable Lenders.

“Term” shall have the meaning set forth in Section 2.1.

“Third Party Indemnification Request” shall have the meaning set forth in Section 7.2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

“Title Coverage” means an endorsement to a Policy that provides the insured coverage against certain losses with respect to and arising from collateral for which the insured has contingent contractual rights, but where such collateral has no title or any defects to title.

“trademarks” shall have the meaning set forth in Section 9.4.

“Transitioned Lender” shall have the meaning set forth in Section 3.4(a)(ii).

“Underwriting Guidelines” shall mean the underwriting guidelines applicable to the Program as agreed between Lenders Protection, on the one hand, and the insurance company(ies) providing policies thereunder, on the other hand, together with all rules, bulletins and written instructions related thereto. Such Underwriting Guidelines are set forth, in their entirety, at a secure FTP site designated in writing from time to time by Lenders Protection, which may be updated only in accordance with Section 5.5.

“Use” shall have the meaning set forth in Section 9.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE B

See attached

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

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SCHEDULE C

SLB AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE D

CLAIMS ADMINISTRATION SERVICES AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE E

POLICY FORM

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE 9.4

TRADEMARK USAGE

Each Party hereby consents, to the other Party’s use of its trademarks in the following manner, without the need for prior consent:

1.	Each Party’s online customer/vendor/partner list;

2.	Private presentations and targeted marketing/information materials (including to actual or prospective customers, partners, lending institutions, board members and other personnel);

3.	“trade show” displays; and

4.

Similar items used or intended for use in a non-mass market marketing campaign which, for the avoidance of doubt, includes individualized marketing materials (in whatever format) for identified potential customers or related pitches.